Exhibit 99.1
Forge Global Holdings, Inc. Reports Second Quarter 2022 Results
•Total Revenue Less Transaction Based Expenses Was $16.5 million in 2Q22
•Trading Volume Was $331.8 million in 2Q22
•Net Take Rate Was 3.2% in 2Q22
•Forge Trust Custodial Cash Was $680 million in 2Q22
•Signed Strategic Partnership Agreement with Morgan Stanley in 2Q22

SAN FRANCISCO – August 11, 2022 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private securities marketplace, today announced its financial results for the quarter ended June 30, 2022.

“The challenging macro environment and ongoing uncertainty continued to disrupt pricing equilibrium in Q2,” said Kelly Rodriques, CEO of Forge. “However, investors, company leaders and private company equity holders turned to Forge for our expertise, our unique ability to provide real time insights on pricing and valuation of private companies and to offer solutions for employee liquidity, the value of which is even more catalyzed in periods of disruption. We continued to expand our sell-side interest and grow our strategic partnerships in the quarter and are confident that as markets recalibrate, Forge is well-positioned to enable liquidity and deliver long-term returns for our shareholders.”
Financial Highlights for the Second Quarter of 2022
Revenue: Total revenue less transaction-based expenses was $16.5 million compared to revenue less transaction-based expenses of $37.1 million in the quarter ended June 30, 2021.

Operating Income: Total operating loss for the quarter was $26.0 million, compared to the total operating loss of $0.8 million in the quarter ended June 30, 2021.

Net Loss: Net loss of $5.1 million, compared to the net loss of $8.0 million in the quarter ended June 30, 2021.

Adjusted EBITDA: Total Adjusted EBITDA for the quarter was a loss of $12.3 million, compared to the total Adjusted EBITDA gain of $6.5 million in the quarter ended June 30, 2021.

Cash Flow from Operating Activities: Net cash used in operating activities was $18.2 million in the three months ended June 30, 2022 compared to net cash provided by operating activities of $19.2 million in the three months ended June 30, 2021.
Cash Flow from Financing Activities: Net cash provided by financing activities was $22.6 million in the three months ended June 30, 2022 compared to net cash provided by financing activities of $32.7 million in the three months ended June 30, 2021.

Ending Cash Balance: Cash and cash equivalents as of June 30, 2022 was $204.9 million.

Share Count: Weighted-average number of shares used to compute net loss per share attributable to common stockholders, basic for 2Q22 was 167 million shares and fully diluted outstanding shares count as of June 30, 2022 was 189 million shares.

Fully diluted outstanding shares count includes all common shares outstanding plus shares that would be issued in respect to outstanding options and warrants, net of shares to be withheld in respect of exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding shares count.
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KPIs:
•Trading Volume was $331.8 million in the quarter, down 64% year-over-year.
•Net Take Rate for the quarter was 3.2%, down 6% year-over-year.

•Total Placement Fee revenues totaled $11.0 million, down 67% year-over-year.

•Total Custodial Accounts decreased from 1.88 million to 1.74 million, down 7% year-over-year.

•Total Assets Under Custody increased from $14.6 billion to $15.3 billion, up 5% year-over-year.
Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.
Recent Business Highlights:
•Strategic Alliances: In 2Q22, we signed an agreement with Morgan Stanley Smith Barney LLC (“MSSB”) under which MSSB may direct their customers’ orders of equity securities of private issuers to the Forge Markets platform.

•New Products/Services: Within Forge Data, we announced upgrades to Forge Intelligence designed to enhance the experience for our customers and provide even more visibility into the private market and enable more intelligent investing.

•Redemption of Public Warrants: In 2Q22, we announced that we would redeem all of our public warrants on July 11, 2022 pursuant to the terms of the warrant agreement governing the warrants. Of the 18,466,604 public warrants outstanding as of 1Q22, approximately 2 million were exercised, and cash proceeds generated from these warrant exercises were approximately $22.9 million.
Additional Business Metrics:

•Forge Trust Custodial Cash: In 2Q22, Forge Trust Custodial Cash totaled $680 million up 10% year-over-year from $620 million.

•Total Number of Companies with Indications of Interest (IOIs): In 2Q22, the total number of companies with Indications of Interests were 463 up 26% year-over-year from 368 last year.
•Headcount: We finished out 2Q22 with a total headcount of 350, an increase of 36% year-over-year.
Webcast/Conference Call Details

Forge will host a webcast conference call today, August 11th, 2022, at 5:00 p.m. Eastern Time/2:00 p.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (888) 440-4165 from the United States, or +1 (646) 960-0858 internationally. The conference ID is 5410143.
Following the conference call, an on-demand replay of the webcast will be made available on the Investor Relations page of the Company’s website at https://ir.forgeglobal.com.
Use of Non-GAAP Financial Information
In addition to our financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding specific financial items that have less bearing on our core operating performance. We consider Adjusted EBITDA to be
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an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.
We defined Adjusted EBITDA as net loss, adjusted to exclude: (i) interest expense, net, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) change in fair value of warrant liabilities, (vii) acquisition-related transaction costs, and (vi) other significant gains, losses, and expenses (such as impairments, transaction bonus) that we believe are not indicative of our ongoing results.
Forward-Looking Statements
This press release contains “forward-looking statements, ”which generally are accompanied by words such as “believe,” “may,” ”could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, the benefits of Forge’s business combination with Motive Capital Corp, and future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Quarterly Report on Form 10-Q that will be filed on or around August 12, 2022. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
About Forge
Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. By combining world-class trading technology and operating expertise, Forge Markets enables private company shareholders to trade private company shares with accredited investors. Forge Company Solutions, Forge Data and Forge Trust along with Forge Markets help provide additional transparency, access and solutions that companies as well as institutional and accredited investors need to confidently navigate and efficiently transact in the private markets. Securities-related services are offered through Forge Securities LLC (“Forge Securities”), a wholly-owned subsidiary of Forge. Forge Securities is a registered Broker Dealer and Member of FINRA/SIPC, an alternative trading system.
Contacts
Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com
Media Contact:
Lindsay Riddell
press@forgeglobal.com

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FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$204,942	$74,781
Restricted cash	1,819	1,623
Accounts receivable, net	2,279	5,380
Payment-dependent notes receivable, current	14	1,153
Prepaid expenses and other current assets	12,201	5,148
Total current assets	$221,255	$88,085
Property and equipment, net	310	497
Internal-use software, net	5,342	2,691
Goodwill and other intangible assets, net	135,859	137,774
Operating lease right-of-use assets	5,373	7,881
Payment-dependent notes receivable, noncurrent	16,287	13,453
Other assets, noncurrent	1,680	7,514
Total assets	$386,106	$257,895
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,773	$1,920
Accrued compensation and benefits	8,636	21,240
Accrued expenses and other current liabilities	6,132	8,343
Operating lease liabilities, current	4,827	5,367
Payment-dependent notes payable, current	14	1,153
Total current liabilities	$23,382	$38,023
Operating lease liabilities, noncurrent	2,859	5,159
Payment-dependent notes payable, noncurrent	16,287	13,453
Warrant liabilities	26,660	7,844
Other liabilities, noncurrent	427	—
Total liabilities	$69,615	$64,479
Commitments and contingencies (Note 8)
Convertible preferred stock, net of issuance costs, $0.00001 par value; nil and 86,815,192 shares authorized as of June 30, 2022 and December 31, 2021, respectively; nil and 73,914,149 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; aggregate liquidation preference of $0 and $271,845 as of June 30, 2022 and December 31, 2021, respectively	—	246,056
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 171,364,080 and 63,090,701 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	17	—
Additional paid-in capital	464,576	25,919
Accumulated deficit	(148,102)	(78,559)
Total stockholders’ equity (deficit)	$316,491	$(52,640)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$386,106	$257,895
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FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Operations and
Comprehensive Loss
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Placement fees	$10,951	$32,945	$25,536	$60,454
Custodial administration fees	5,689	5,728	11,126	10,274
Total revenues	$16,640	$38,673	$36,662	$70,728
Transaction-based expenses:
Transaction-based expenses	(178)	(1,616)	(311)	(2,592)
Total revenues, less transaction-based expenses	$16,462	$37,057	$36,351	$68,136
Operating expenses:
Compensation and benefits	$27,384	$27,361	$71,024	$47,857
Professional services	3,853	4,104	7,370	6,804
Acquisition-related transaction costs	692	92	4,398	92
Advertising and market development	1,441	858	2,945	1,845
Rent and occupancy	1,140	910	2,706	1,797
Technology and communications	2,809	2,146	4,832	3,580
General and administrative	3,170	1,035	4,772	1,988
Depreciation and amortization	2,021	1,356	3,103	2,752
Total operating expenses	$42,510	$37,862	$101,150	$66,715
Operating (loss) income	$(26,048)	$(805)	$(64,799)	$1,421
Interest expenses and other income (expenses):
Interest income (expenses), net	266	(1,780)	287	(2,334)
Change in fair value of warrant liabilities	20,558	(5,404)	(5,402)	(6,312)
Other income (loss), net	140	(10)	529	156
Total interest income (expenses) and other income (expenses)	$20,964	$(7,194)	$(4,586)	$(8,490)
Loss before provision for income taxes	(5,084)	(7,999)	(69,385)	(7,069)
Provision for (benefit from) income taxes	35	4	158	(4)
Net loss and comprehensive loss	$(5,119)	$(8,003)	$(69,543)	$(7,065)
Net loss per share attributable to common stockholders:
Basic	$(0.03)	$(0.15)	$(0.60)	$(0.12)
Diluted	$(0.20)	$(0.15)	$(0.66)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic	167,052,900	52,504,601	116,815,363	57,038,093
Diluted	173,578,093	52,504,601	120,584,585	57,038,093
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FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(5,119)	$(8,003)	$(69,543)	$(7,065)
Adjustments to reconcile net loss to net cash provided by operations:
Share-based compensation	10,740	5,892	19,262	7,151
Depreciation and amortization	2,021	1,356	3,103	2,752
Transaction expenses related to the Merger	—	—	3,132	—
Amortization of right-of-use assets	905	666	1,961	1,317
Loss on impairment of long lived assets	181	—	446	—
Bad debt allowance	(33)	114	269	214
Change in fair value of warrant liabilities	(20,558)	5,404	5,402	6,312
Settlement of related party promissory notes (Note 3)	—	—	5,517	—
Other	—	53	—	125
Changes in operating assets and liabilities:
Accounts receivable	1,611	1,919	3,628	1,588
Prepaid expenses and other assets	(6,025)	715	(6,943)	178
Accounts payable	982	813	1,843	(113)
Accrued expenses and other liabilities	(441)	6,409	(1,182)	2,837
Accrued compensation and benefits	(1,070)	4,717	(12,676)	4,377
Operating lease liabilities	(1,379)	(875)	(2,581)	(1,735)
Net cash (used in) provided by operating activities	$(18,185)	$19,180	$(48,362)	$17,938
Cash flows from investing activities:
Purchases of property and equipment	(95)	—	(106)	—
Purchases of intangible assets	(97)	—	(97)	—
Capitalized internal-use software development costs	(1,551)	(289)	(3,232)	(406)
Net cash used in investing activities	$(1,743)	$(289)	$(3,435)	$(406)
Cash flows from financing activities:
Proceeds from the Merger	—	—	7,865	—
Proceeds from PIPE and A&R FPA investors	500	—	208,500	—
Payments for offering costs	(473)	(740)	(56,852)	(740)
Proceeds from exercise of Public Warrants	22,136	—	22,136	—
Proceeds from exercise of options, including proceeds from repayment of promissory notes	400	682	505	1,114
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	—	47,735	—	47,735
Proceeds from issuance of Series B-2 convertible preferred stock, net of issuance costs	—	1,640	—	1,640
Repayment of notes payable	—	(16,574)	—	(19,437)
Payments to repurchase early exercised stock options	—	(3)	—	(3)
Net cash provided by financing activities	$22,563	$32,740	$182,154	$30,309
Net increase in cash and cash equivalents	2,635	51,631	130,357	47,841
Cash, cash equivalents and restricted cash, beginning of the period	204,126	38,388	76,404	42,178
Cash, cash equivalents and restricted cash, end of the period	$206,761	$90,019	$206,761	$90,019
Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the condensed consolidated balance sheets
Cash and cash equivalents	$204,942	88,396	$204,942	88,396
Restricted cash	1,819	1,623	1,819	1,623
Total cash, cash equivalents and restricted cash, end of the period	$206,761	$90,019	$206,761	$90,019
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FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(5,119)	$(8,003)	$(69,543)	$(7,065)
Add:
Interest (income) expense, net	(266)	1,780	(287)	2,334
Provision for (benefit from) income taxes	35	4	158	(4)
Depreciation and amortization	2,021	1,356	3,103	2,752
Loss on impairment of long lived assets	181	—	446	—
Share-based compensation expense	10,740	5,892	19,262	7,151
Change in fair value of warrant liabilities	(20,558)	5,404	5,402	6,312
Acquisition-related transaction costs(1)	692	92	4,398	92
Transaction bonus (2)	—	—	17,735	—
Adjusted EBITDA	$(12,274)	$6,525	$(19,326)	$11,572

(1)Acquisition-related transaction costs represent charges involved in the merger between Forge Global, Inc. and Motive Capital Corp as further described in our Form 10-Q for the three months ended March 31, 2022 (the “Merger”), other business combinations and strategic opportunities. These expenses include legal, accounting and investment banking advisory services.
(2)Represents a one-time transaction bonus to certain executives as a result of consummation of the Merger.

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FORGE GLOBAL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Key Business Metrics
We monitor the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. The tables below reflect period-over-period changes in our key business metrics, along with the percentage change between such periods. The results of our trading business (Forge Markets) and our custody business (Forge Custody) are presented for the interim periods below. We believe the following business metrics are useful in evaluating our business:

	Three Months Ended June 30,				Six Months Ended June 30,
Dollars in thousands	2022	2021	Change	% Change	2022	2021	Change	% Change
TRADING BUSINESS
Trades	630	1,370	(740)	(54)%	1,226	2,884	(1,658)	(57)%
Volume	$331,794	$914,990	$(583,196)	(64)%	$749,755	$1,672,841	$(923,086)	(55)%
Net Take Rate	3.2%	3.4%	(0.2)%	(6.0)%	3.4%	3.5%	(0.1)%	(3.0)%
Placement fee revenues, less transaction-based expenses	$10,773	$31,329	$(20,556)	(66)%	$25,225	$57,862	$(32,637)	(56)%
•Trades are defined as the total number of orders executed by the Company and acquired entities buying and selling private stocks on behalf of private investors and shareholders. Increasing the number of orders is critical to increasing our revenue and, in turn, to achieving profitability.
•Volume is defined as the total sales value for all securities traded through our Forge Markets platform. Volume is defined as the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade; the Company typically captures a commission on both sides, and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for the Company. Volume is influenced by, among other things, the pricing and quality of our services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at initial public offering.
•Net Take Rates are defined as our placement fee revenues, less transaction-based expenses (defined below), divided by Volume. These represent the percentage of fees earned by our marketplace on any transactions executed, which is a determining factor in our revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.

	As of June 30,
Dollars in thousands	2022	2021	Change	% Change
CUSTODY BUSINESS
Total Custodial Accounts	1,739,838	1,880,564	(140,726)	(7)%
Assets Under Custody	$15,274,252	$14,585,683	$688,569	5%
•Total Custodial Accounts, previously called Billable Core and Platform Accounts, are defined as our direct customers’ existing or new custodial accounts that are funded, or unfunded accounts that are in the process of funding with active transfer activity on the account. These relate to our Custodial Administration fees revenue stream and are an important measure of our business as the number of Total Custodial Accounts is an indicator of our future revenues from certain account maintenance, transaction, and sub-account fees.
•Assets Under Custody is the reported value of all client holdings held under our agreements, including cash submitted to us by the responsible party. These assets can be held at various financial institutions, issuers, and in our vault. As the custodian of the accounts, we collect all interest and dividends, handle all fees and transactions and any other considerations for the assets concerned. Our fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but we believe that Assets Under Custody is a useful metric for assessing the relative size and scope of our business.
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